UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2011
PROSPECT CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	814-00659	43-2048643
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)
10 East 40th Street, 44th Floor
New York, NY 10016
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 212-448-0702
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On January 13, 2011, Prospect Capital Corporation (“Prospect”) amended its revolving credit facility (the “Amended Facility”). The Amended Facility increases the accordion feature limit of the credit facility from $300 million to $400 million of commitments, of which $285 million of commitments are currently in place. Other changes in the Amended Facility increase Prospect’s borrowing base with the investments currently pledged to the credit facility by reducing some concentration limits and allow Prospect to pledge new assets to the credit facility on an expedited basis.
          A copy of the Third Amended and Restated Loan and Servicing Agreement related to the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Third Amended and Restated Loan and Servicing Agreement, dated January 13, 2011, among Prospect Capital Funding LLC, Prospect Capital Corporation, the lenders from time to time party thereto, the managing agents from time to time party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Key Equipment Finance Inc. as Syndication Agents, U.S. Bank National Association as Calculation Agent, Paying Agent and Documentation Agent, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch as Facility Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Prospect Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation
Dated: January 20, 2011	By:	/s/ John F. Barry III
John F. Barry III
Chief Executive Officer

EXHIBIT INDEX
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Third Amended and Restated Loan and Servicing Agreement, dated January 13, 2011, among Prospect Capital Funding LLC, Prospect Capital Corporation, the lenders from time to time party thereto, the managing agents from time to time party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Key Equipment Finance Inc. as Syndication Agents, U.S. Bank National Association as Calculation Agent, Paying Agent and Documentation Agent, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch as Facility Agent.

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